Exhibit 99.1

[GrafTech Logo]


                                   BRANDYWINE WEST, 1521 CONCORD PIKE, SUITE 301
                                                            WILMINGTON, DE 19803

                                                          N E W S  R E L E A S E

                                                     CONTACT:  Elise A. Garofalo
                                                  Director of Investor Relations
                                                                    302-778-8227

                   GRAFTECH FILES SHELF REGISTRATION STATEMENT

         Wilmington, DE - August 18, 2003 - GrafTech International Ltd. (NYSE:GTI) today announced that it has filed a universal shelf registration statement with the Securities and Exchange Commission (the "SEC") on Form S-3 to register the offer and sale from time to time of up to an aggregate of $175 million of securities, which may consist of common stock, preferred stock, debt securities, depositary shares and warrants.

         The registration statement on Form S-3 has not been declared effective by the SEC. These securities may not be sold nor may any offers to buy be accepted prior to the time that the registration statement becomes effective. This press release is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities shall be made only by means of a prospectus contained in the registration statement filed with and declared effective by the SEC.

         GrafTech International Ltd. provides synthetic and natural graphite and carbon products and services to customers in the steel, aluminum, electronics, fuel cell power generation, semiconductor and transportation industries.

         NOTE ON FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about such matters as possible public offerings of securities. We have no duty to update such statements. Actual future events and circumstances (including future results) could differ materially from those set forth in these statements due to various factors. These factors include possible changes in capital market conditions or in our business, prospects, results of operation or financial condition and other risks and uncertainties, including those detailed in our filings with the SEC.